Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2008, appearing in the Annual Report on Form 10-K of Coleman Cable, Inc. and subsidiaries for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Chicago, IL
May 6, 2008